Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated August 11, 2006 relating to the combined financial statements of Sucampo Pharmaceuticals, Inc. and its affiliated companies (Sucampo Pharma Europe, Ltd. and Sucampo Pharma, Ltd.), which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Combined Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
August 11, 2006